EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 70 to the Registration Statement (File Nos. 33-7638 and 811-4777) (the “Registration Statement”) of MFS® Series Trust I (the “Trust”), of my opinion dated August 9, 2013 appearing in Post-Effective Amendment No. 65 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on August 9, 2013.

JOHNATHAN C. MATHIESEN
Johnathan C. Mathiesen
Assistant Vice President and
Associate Counsel

Boston, Massachusetts
October 29, 2014